EXHIBIT 23.4
                                                                   ------------



                               CONSENT OF EXPERT

          Reference is made to the Annual Report on Form 40-F (the "40-F") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          We hereby consent to the use of and reference to our name for the Technical Report: Underground Resources at Ovoot Tolgoi West Field dated March 2008 (the "Technical Report") and the inclusion of information derived from the Technical Report under the heading "Item 3: Description of the Business - Ovoot Tolgoi Coal Property, Mongolia - Ovoot Tolgoi Project (Underground)" and the use and reference to our name in "Item 11: Interest of Experts" in the Company's Annual Information Form for the year ended December 31, 2007, dated March 28, 2008 and in the 40-F.

Sincerely,

The Americas Group


/s/ Patrick P. Riley
--------------------------------------------
Name:   Patrick P. Riley
Title:  Senior Geologist and Vice-President

Date:    March 28, 2008